Exhibit 10.8.4

THIRD AMENDMENT OF LEASE

THIS THIRD AMENDMENT OF LEASE (hereinafter called “Amendment”) is made this April 23, 2004, between SCP Green Hagerstown, LLC, a limited liability company, as successor to Indian Creek Company, L.P. (hereafter called “Landlord”) and West Marine Products, Inc., a California corporation, as successor to Boat America Corporation (hereinafter called “Tenant”).

RECITALS

A. By lease agreement dated December 1, 1986, as amended by (a) Lease Amendment I, dated November 25, 1996, (b) Lease Amendment II, dated June 25, 1998, and (c) Landlord Subordination, dated February 25, 2003 (hereinafter collectively “Lease”), Landlord leased to Tenant an approximately two hundred thousand eighty-seven, three hundred (287,300) square-foot premises commonly known as 19224 Longmeadow Road, Hagerstown, MD 21742 (the “Demised Premises”). The Demised Premises is more particularly described in the Lease.

B. Landlord and Tenant now desire to further amend the Lease in certain respects.

AGREEMENT

For and in consideration of the recitals above made and the promises and agreements that follow, and other good and valuable consideration, the parties agree as follows:

1. Waiver of Subrogation. Landlord and Tenant shall obtain from their respective insurers endorsements whereby the insurers agree to waive any right of subrogation against Landlord or Tenant, as the case may be, in connection with fire or other risks or casualties covered by insurance required to be carried under the Lease. Each party, notwithstanding any provisions of the Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards which are covered by insurance required to be carried under the Lease.

2. Methods of Giving Notice. In addition to the method by which Landlord and Tenant may give notice to the other as set forth in the Lease, any such notices may be given by a nationally recognized overnight delivery service providing proof of delivery.

3. Defined Terms. All defined terms used herein and not otherwise defined in this Amendment shall have the same meaning(s) attributed to them by the Lease.

4. Affirmation. Except as modified by this Amendment, the Lease remains unchanged.

IN WITNESS WHEREOF, the parties have executed this Amendment.

LANDLORD:		TENANT:

SCP Green Hagerstown, LLC		West Marine Products, Inc.

By:	/s/ Benjamin S. Buscher	By:	/s/ Richard Everett
Richard Everett
Printed Name: Benjamin S. Buscher			President and C.O.O.
Title: Manager
		By:	/s/ Linda I. Leyba
Linda I. Leyba, A.V.P.